Exhibit 5.1

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.545
www.lw.com

FIRM / AFFILIATE OFFICES
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Hong Kong     Silicon Valle
Houston         Singapor
London         Tel Avi
Los Angeles     Toky
Madrid         Washington, D.C

May 24, 2023

Kratos Defense & Security Solutions, Inc.
10680 Treena Street, Suite 600
San Diego, California 92131

    Re:    Registration Statement on Form S-8; 9,893,190 Shares of Common Stock, par value     $0.001 per share

To the addressees set forth above:
We have acted as special counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of an aggregate of 9,893,190 shares of common stock of the Company, $0.001 par value per share (the “Shares”), pursuant to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) and the Company’s 2023 Employee Stock Purchase Plan (the “ESPP,” and together with the 2023 Plan, the “Plans”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2023 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, or certificates representing the Shares (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) have been manually signed by an authorized officer of the transfer agent and registrar therefor, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares, and when the Shares have been issued by the Company in the circumstances contemplated by the Plans

Mayy 24, 2023

Exhibit 5.1

for legal consideration in excess of par value, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP
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